EXHIBIT 24.1

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Edward F. Dunlap and Freya R. Brier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a registration statement on Form S-8 covering 180,000 shares of common stock of Wild Oats Markets, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Signature
Title
Date

/s/ Perry D. Odak Perry D. Odak
Chief Executive Officer, President and Director
September 25, 2002
/s/ Edward F. Dunlap Edward F. Dunlap
Chief Financial Officer
September 25, 2002
/s/ John A. Shields John A. Shields
Chairman
September 25, 2002
/s/ David M. Chamberlain David M. Chamberlain
Vice Chairman
September 25, 2002
/s/ Brian K. Devine Brian K. Devine
Director
September 25, 2002
/s/ David L. Ferguson David L. Ferguson
Director
September 25, 2002
/s/ James B. McElwee James B. McElwee
Director
September 25, 2002
/s/ Mo J. Siegel Mo J. Siegel
Director
September 25, 2002